EXHIBIT 10.3

                        WELLTON INTERNATIONAL FIBER CORP.
                   Offshore Incorporations Center, Road Town,
                         Tortola, British Virgin Islands

                              EMPLOYMENT AGREEMENT
                              --------------------

                                  Kung Ming KUO

         This EMPLOYMENT AGREEMENT ("Agreement"), dated December 31, 2006, is by and between Wellton International Fiber Corp. ("WIF"), having its address at offshore incorporations center, road town, Tortola, British Virgin Islands, and Kung Ming Kuo.

         WHEREAS, the Employee desires to be employed by WIF and WIF desires to employ the Employee as a registered representative under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. TITLE. The Employee's title for his new position at WIF will be "General Manager" as of and on the date this Agreement is signed and thereafter, so long as the Employee is associated with WIF as an employee and a registered representative.

2. DUTIES. The Employee agrees to devote all of his time and efforts to the performance of his duties as an employee of WIF and, during his employment by WIF, shall not, directly or indirectly, act for the benefit of any person, firm or corporation other than WIF or be employed by any other broker-dealer in any capacity. The Employee also agrees that he/she is not now, nor will he/she be, concerned, connected or otherwise affiliated with any other business pursuit whatsoever without the prior written consent of WIF.

3. COMPENSATION.

A. Salary Compensation: The Employee shall receive an annual salary of Two Hundred and Ten Thousand Dollars ($210,000) during the term of this agreement. WIF shall not withhold any deduction from amounts to which the Employee is entitled all applicable taxes and other charges. It is employee's own responsibility to his/her applicable personal tax.

4. TERM. The term of the employment shall be from December 31, 2006 through December 31, 2010.

5. REPRESENTATIONS AND WARRANTIES. The Employee hereby represents, warrants and agrees that: (i) he/she has required the necessary approval to be employed by WIF. (ii) all statements, representations and warranties made by him in the pre hire questionnaire in connection with his employment by and association with WIF, are true, correct and complete in all respects; and (iii)he/she is under no contractual or other restriction or obligation that would be violated by his employment by WIF.

6. COMPLIANCE WITH LAWS. The Employee hereby agrees that, so long as he is employed by WIF, he will comply with all statutes, laws, rules.

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7. CONFIDENTIALITY. The Employee acknowledges and agrees that, during the period of his employment by WIF, he will have access to confidential, proprietary, strategic and sensitive information relating to WIF's business and affairs and the business and affairs of its affiliates and clients, including, without limitation, materials used for identifying clients, client information and lists, information concerning ongoing and potential assignments, internal operating procedures, business plans, projections, valuations techniques, financial models and research data. The Employee hereby agrees and convenes that, without WIF's prior written permission, he will not, directly or indirectly, publish, disclose or make accessible to any other person, firm, corporation, organization or entity, including, without limitation, any member of his family, either during or after the period he/she is employed by WIF, any confidential, proprietary, strategic or sensitive information whatsoever relating, directly or indirectly, to WIF's clients, including such clients' names, business, or affairs, that he may learn or initiate and develop a business relationship with during his employment by WIF, whether or not such information is specifically designated as confidential, proprietary, strategic or sensitive. In addition, the Employee agrees to return to WIF all tangible evidence of such information in their original form (paper, electronic or magnetic), which may be in his possession, custody or control prior to or at the termination of his employment.

8. NON-SOLICITATION. The Employee hereby further agrees that, for a period of two(2) years after the effective date of the termination of his employment by WIF for any reason (or for no reason), he/she shall not, directly or indirectly, do any of the following: (i) reveal the name of, contract, solicit, persuade, interfere with or endeavor to entice away from WIF or any of its affiliates, any of their respective clients, agents, representatives or employees; or (ii) employ or offer to employ any person who, at any time up to the effective date of such termination, was an employee, agent or representative employed or retained by WIF or any of its affiliates within a period of one(1) year after such person is no longer employed or retained by WIF or any of its affiliates. Provided, however, that the restriction set forth in clause (i) above shall not apply to the solicitation of any of the clients serviced by the Employee while employed at WIF. The parties hereto agree that nothing in this Agreement shall restrict or prohibit WIF from soliciting any or all clients serviced by the Employee while he was employed at WIF.

9. ARBITRATION; TEMPORARY AND PROVISIONAL RELIEF. In consideration of his employment by WIF, the Employee he/she hereby understands and agrees to submit to final and binding arbitration any and all claims, controversies and disputes of any nature whatsoever arising out of or related in any way to this Agreement or to his employment by WIF, including, without limitation, any and all claims, controversies and disputes related to his hiring, the terms of his employment or the termination of his employment.

10. AUTHORITY. The Employee shall have no authority to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of, or in the name of, WIF.

11. SURVIVAL. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

12. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

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13. WAIVER. Any waiver by either party of a breach of any provision of this
Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The parties hereto expressly understand and agree that failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by either party must be agreed to by the other party and in writing.

14. ASSIGNMENT; BINDING EFFECT. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of The Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon an insure to the benefit of the Employee and his heirs and personal representatives, and shall be binding upon and insure to the benefit of WIF and its successors and assigns.

15. HEADINGS. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16. MISCELLANEOUS. This is not an employment agreement for a specified term. The Employee expressly acknowledges that his employment by WIF is "at will," and that nothing contained herein shall confer upon him any right to continue in the employ of WIF or interfere in any way with the right of WIF to terminate his employment at any time for any reason (or for no reason). The Employee agrees that the existence of this Agreement, and the terms and conditions hereof, shall be kept strictly confidential and shall not be disclosed to any person, entity or organization, except pursuant to court order, regulatory request.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                 ACCEPTED AND AGREED TO:

YORK SMOOTH, LIMITED                    KUNG MING KUO

/S/ Kwong Fung Ling                     /s/ Kung Ming Kuo
-------------------                     -----------------
(sign name)                             (sign name)


Kwong Fung Ling                         Kung Ming Kuo
---------------                         --------
(print name)                            (print name)


12/31/2006                              12/31/2006
----------                              ----------
(date)                                  (date)


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